    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 15, 2000
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                          ARONEX PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                             76-0196535
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                          8707 TECHNOLOGY FOREST PLACE
                         THE WOODLANDS, TEXAS 77381-1191
                                 (281) 367-1666
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             GEOFFREY F. COX, PH.D.
                             CHIEF EXECUTIVE OFFICER
                          8707 TECHNOLOGY FOREST PLACE
                         THE WOODLANDS, TEXAS 77381-1191
                                 (281) 367-1666
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                                JEFFREY R. HARDER
                             ANDREWS & KURTH L.L.P.
                        2170 BUCKTHORNE PLACE, SUITE 150
                           THE WOODLANDS, TEXAS 77380
                                 (713) 220-4801

                          ----------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
           Title of each class of            Proposed maximum aggregate
        securities to be registered                offering price           Amount of registration fee(1)
---------------------------------------------------------------------------------------------------------

Common Stock, par value $0.001 per share             $24,000,000                       $6,336
=========================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                                   PROSPECTUS


                          ARONEX PHARMACEUTICALS, INC.

               UP TO $24,000,000 AGGREGATE AMOUNT OF COMMON STOCK



         This prospectus will allow us to issue shares of our common stock over time. This means:

      o  we may issue shares offered in this prospectus from time to time;

      o we will provide a prospectus supplement each time we issue shares of our common stock;

      o the prospectus supplement will inform you about the specific terms of that offering and also may add, update or change information contained in this document; and

      o you should read this document and any prospectus supplement carefully before you invest in shares of our common stock.

         Our common stock is quoted on the Nasdaq National Market under the symbol "ARNX." On November 13, 2000, the last sale price of our common stock was $5.25.



         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS.















         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is November 15, 2000.

                                TABLE OF CONTENTS
                                                                         Page
                                                                         ----
Prospectus Summary.......................................................  3
The Offering.............................................................  4
Risk Factors.............................................................  5
Where You Can Find More Information...................................... 13
Use of Proceeds.......................................................... 14
Plan of Distribution..................................................... 14
Legal Matters............................................................ 15
Experts.................................................................. 15

                               PROSPECTUS SUMMARY

THE COMPANY

         We are a biopharmaceutical company engaged in the identification and development of proprietary innovative medicines to treat cancer and infectious diseases. Our strategy is to identify and develop medicines based upon either refinements of proven therapies or new ways of treating specific diseases. Our focus is on medicines for cancer and infectious diseases for which current therapy is inadequate. The effectiveness of the current generation of anti-cancer and anti-infective drugs is limited because of two significant factors. First, cancer cells frequently become resistant to commonly used anti-cancer drugs, and organisms responsible for infectious diseases may also develop resistance to anti-infective drugs. Second, these current generation drugs, particularly cancer drugs, are generally toxic because of their lack of selectivity that results in significant side effects on normal cells. We are targeting the development of drugs for cancer and infectious diseases that are selective in their action, with unique or special ways of acting and more favorable saaubepfety profiles.

         We were incorporated in Delaware in 1986. Our address is Aronex Pharmaceuticals, Inc., 8707 Technology Forest Place, The Woodlands, Texas 77381-1191, and our telephone number is (281) 367-1666. Our web site address is www.aronex-pharm.com.

                                  THE OFFERING

Common stock offered in this prospectus..................   Up to $24,000,000 aggregate
                                                            amount of our common stock

Common stock outstanding.................................   25,937,583 shares

Use of proceeds..........................................   See "Use of Proceeds" on
                                                            page 14 of this prospectus.

Nasdaq National Market symbol............................   ARNX

         The number of shares of common stock outstanding is based on the number of shares outstanding as of November 15, 2000, and excludes:

o 2,585,516 shares subject to options outstanding as of November 15, 2000, at a weighted average exercise price of $4.46 per share;

o 35,393 additional shares that we may issue under our stock option plans;

o 95,681 additional shares that we may issue under our employee stock purchase plan; and

o 1,780,468 shares subject to warrants outstanding as of November 15, 2000, at a weighted average exercise price of $3.16.

         The listing requirements of The Nasdaq National Market prohibit us from issuing 20% or more of our issued and outstanding common shares in a single transaction if the shares may be issued for less than the greater of market value or book value. Unless we obtain stockholder approval, we may not issue more than 19.9% of the number of shares of our common stock issued and outstanding on the closing date of any agreement under which we agree to sell shares for less than market value. Based on shares of common stock issued and outstanding on November 15, 2000, we may not issue more than 5,161,581 shares under any such agreement without the approval of our shareholders.











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
                                  RISK FACTORS

         INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS. YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS, TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS, IN DECIDING WHETHER TO INVEST IN OUR COMMON STOCK.

         THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THE RISKS FACED BY US DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS.

                         RISKS RELATING TO OUR BUSINESS

We are In an Early Stage of Development, Have a History of Operating Losses, Anticipate Future Losses, May Not Generate Revenues From Product Sales and May Never Become Profitable

          Our business is at an early stage of development. We have not yet generated any revenues from the commercial sale of our products, and do not yet have any drug products approved for sale in the United States or elsewhere. We cannot assure that we will ever generate revenues from product sales.

         We have incurred losses and have had negative cash flows from operations since inception. We have funded our activities primarily from sales of stock and, to a lesser extent, from revenues under research and development agreements and grants. As of September 30, 2000, our accumulated deficit was $113.6 million. To date, we have dedicated most of our financial resources to the research and development of products, general and administrative expenses, and the prosecution of patents and patent applications.

         We expect to incur operating losses for at least the next several years. This is primarily attributable to our plan to spend substantial amounts on research and development of products, including preclinical studies and clinical trials, and, if we obtain necessary regulatory approvals, on sales and marketing efforts. We cannot assure that we will ever become profitable or that we will remain profitable if and when we become profitable.

We Will Require Future Capital and Are Uncertain of the Availability or Terms of Additional Funding. This May Lead to Bankruptcy if Funding Becomes Unavailable, or Dilution or other Adverse Effects to the Value of Our Shares or Our Stockholders' Rights Even if Funding is Available

         We will continue to require substantial additional funds for our operations. We believe that we can conserve our existing financial resources to satisfy our capital and operating requirements into mid 2001. Our longer-term funding requirements will depend on many factors, including the progress of our research and development and the establishment of other collaborative relationships. At this time, we are reviewing a number of alternatives including additional equity financing and corporate partnering relationships with pharmaceutical companies to advance the development of our proposed products. Should such financing alternatives not be obtained, we will need to adjust our current plan for conducting our operations during 2001. We have been advised by our independent public accountants that if our available capital resources at the time of their audit of the consolidated financial statements for the year ending December 31, 2000 are not adequate to fund our anticipated operations through December 31, 2001, their report on those financial statements will include an explanatory fourth paragraph expressing substantial doubt about our ability to continue as a going concern.

         Additional funding may be available in the public or private capital markets and through collaboration agreements with partners. If, however, the results of our clinical trials are not favorable, it will be much more difficult for us to raise additional funds. We do not know if additional funding will be available at all or on acceptable terms. If we are not able to obtain funding, it may be necessary to curtail some or all research and development programs or to obtain funds through arrangements that require us to relinquish rights to some or all of our products or to declare bankruptcy. If we raise funds by selling more stock, share ownership by our current stockholders will be diluted. In addition, we may grant future investors rights which are superior to those of current stockholders. As a result, the value of our shares could be adversely affected.


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
We Do Not Manufacture Our Own Products And May Not Be Able to Obtain Adequate Supplies, which Could Cause Delays or Reduce Profit Margins

         We do not have the facilities necessary to manufacture products in accordance with FDA good manufacturing practices. As a result, we use contract manufacturers to produce quantities for clinical testing. We have not entered into any agreement with our manufacturers except for (1) periodic purchase orders and (2) an agreement with Abbott, who holds an option to manufacture Nyotran(R). We do not expect to establish any significant manufacturing capacity in the near future. Instead, we intend to rely on corporate partners and contract manufacturers for the manufacture and supply of our products. Therefore, we may not be able to obtain supplies of products on acceptable terms or in sufficient quantities, if at all. Our dependence on third parties for the manufacture of products may also reduce our profit margins and ability to develop and deliver products with sufficient speed.

Our Products Require Materials that May Not Be Readily Available or Cost Effective, which May Adversely Affect Our Competitive Position or Profitability

         Some of our products, such as Annamycin and AroplatinTM, are new syntheses and are not yet available in commercial quantities. Raw materials necessary for the manufacture of these and other of our products may not be available in sufficient quantities or at a reasonable cost in the future. Complications or delays in obtaining raw materials or in product manufacturing could delay the submission of products for regulatory approval and the initiation of new development programs, which could materially impair our competitive position and potential profitability.

We Have No Experience In Sales, Marketing and Distribution and Rely on Third Parties, which May Result in Lower Sales, Higher Costs or Lower Profit Margins

         We may either rely on one or more pharmaceutical companies to market our products to customers, and, wherever possible, to retain co-marketing rights in certain markets such as the United States and Canada or we may undertake marketing of our products. Agreements have already been entered into with Abbott and Grupo Ferrer for distribution of Nyotran(R). We have retained co-marketing rights under the Abbott agreement for a limited period of time. To the extent that we use distribution arrangements with third parties to market products, our ability to generate revenues and profits will depend upon the efforts of these third parties.

         We may not be successful in establishing sales, marketing and distribution capabilities. In addition, our ability to generate revenues and profits will be reduced or eliminated:

         o if we fail to establish sales, marketing and/or distribution capabilities or enter into arrangements with third parties;

         o if we or new marketing partners fail to market a product successfully;

         o   if physicians do not prescribe our products; or


         o   if patients do not accept our products.

Competition in the Biotechnology and Pharmaceutical Industries May Result in Competing Products, Superior Marketing of Other Products and Lower Revenues or Profits for Us

         We believe that competition will be intense for all of our product candidates. Our competitors include multinational pharmaceutical and chemical companies, specialized biotechnology firms, and universities and other research institutions. Many of these competitors have greater financial and other resources than we do. These competitors may succeed in developing products that are safer, more effective or less costly than our products. Even if our products prove to be more effective than those developed by our competitors, our competitors may be more successful because of greater financial resources, greater experience in conducting preclinical and clinical trials and obtaining regulatory approval, stronger sales and marketing efforts, earlier receipt of approval for competing products and other factors.

         Some of our competitors are active in the development of proprietary liposomes and in liposomal research and product development to treat cancer and certain fungal infections. Some of these companies' products have regulatory approval in the United States and other countries. Any marketing of these and other products that treat diseases targeted by us could reduce the market acceptance of our products. The presence of directly competitive products could also result in intense price competition, which could reduce our revenues and profits.

We May Not Be Able to Keep Up With The Rapid Technological Change in the Biotechnology and Pharmaceutical Industries, Which Could Make Our Products Obsolete

         Biotechnology and related pharmaceutical technologies have undergone and continue to be subject to rapid and significant change. We expect that the technologies associated with biotechnology research and development will continue to develop rapidly. Our future will depend in large part on our ability to maintain a competitive position with respect to these technologies. Any compounds, products or processes that we develop may become obsolete before we recover expenses incurred in developing those products.

Our Success May Depend on Third-Party Reimbursement of Patients' Costs for Our Products

         Our ability to commercialize products successfully will depend in part on the extent to which various third parties are willing to reimburse patients for the costs of our products and related treatments. These third parties include government authorities, private health insurers and other organizations, such as health maintenance organizations. Third-party payors are increasingly challenging the prices charged for medical products and services. Accordingly, if less costly drugs are available, third-party payors may not authorize or may limit reimbursement for our products, even if they are safer or more effective than the alternatives. In addition, the trend toward managed healthcare and government insurance programs could result in lower prices and reduced demand for our products. Cost containment measures instituted by healthcare providers and any general healthcare reform could affect our ability to sell products and may have a material adverse effect on us.

         We cannot predict what additional legislation or regulation relating to the healthcare industry or third-party coverage and reimbursement may be enacted in the future, or what effect any legislation or regulation might have on our business.

Our Activities Involve the Use of Hazardous Materials which Subject Us to Regulation, Related Costs and Delays and Potential Liabilities

         Our activities involve the controlled use of hazardous materials, chemicals, viruses and various radioactive compounds. Although we believe that our procedures for handling and disposing of these materials comply with state and federal regulations, the risk of accidental contamination or injury from these materials cannot be eliminated. If an accident occurs, we could be held liable for resulting damages, which could be substantial. We are also subject to numerous environmental, health and workplace safety laws and regulations, including those governing laboratory procedures, exposure to blood-borne pathogens and the handling of biohazardous materials. Additional federal, state and local laws and regulations affecting our operations may be adopted in the future. We may incur substantial costs to comply with and substantial fines or penalties if we violate any of these laws or regulations.

Our Business has a Substantial Risk that Product Liability Claims and Insurance May be Expensive or Unavailable

         We may be subject to product liability claims if the use of our products is alleged to injure subjects or patients. This risk exists for products tested in human clinical trials as well as products that are approved to be sold commercially. Product liability claims could result in a recall of products or a change in the indications for which they may be used. We presently have product liability insurance coverage for claims arising from the use of our products in clinical trials; however, this insurance may not be adequate to cover all potential claims. Furthermore, product liability insurance is becoming increasingly expensive. As a result, we may not be able to maintain current amounts of insurance coverage, obtain additional insurance for clinical trials or for commercial sales or obtain insurance at a reasonable cost or in sufficient amounts to protect against losses that could have a material adverse effect on us.

We Depend on Key Personnel and Competition for Qualified Personnel is Intense which Could Result in Delays or Additional Costs

         We believe that our ability to successfully implement our business strategy is highly dependent on our management and scientific team. The loss of services of one or more of our executive officers might hinder the achievement of our development objectives. We are also highly dependent on our ability to hire and retain qualified scientific and technical personnel. The competition for these employees is intense. We may not be able to continue to hire and retain the qualified personnel that we need for our business. Loss of the services of or failure to recruit key scientific and technical personnel could substantially hurt us and our product development efforts.

If We Are Delayed in the Development of our Pharmaceutical Products, Our Business and Results of Operations Will Be Adversely Affected.

         All of our potential pharmaceutical products are in various stages of research and development and will require significant additional research and development efforts before we can sell them. These efforts include extensive preclinical and clinical testing and lengthy regulatory review and approval by the FDA. The development of our new pharmaceutical products is highly uncertain and subject to a number of significant risks. With the exception of Atragen(TM) and Nyotran(TM), we do not expect any of our pharmaceuticals to be commercially available for at least several years. Pharmaceuticals that appear to be promising at early stages of development may not reach the market for a number of reasons, including the following:

o We or our collaborators may not successfully complete any research and development efforts;

o Any pharmaceuticals we develop may be found to be ineffective or to cause harmful side effects during preclinical testing or clinical trials;

o We may fail to obtain required regulatory approvals for any products we develop;

o We may be unable to manufacture enough of any potential products at an acceptable cost and with appropriate quality;

o Our products may not be competitive with other existing or future products;

o Proprietary rights of third parties may prevent us from commercializing our products; and

o        Patent disputes may be costly and time-consuming.

                    RISKS RELATING TO GOVERNMENTAL APPROVALS

Clinical Trial Results May Result in Failure to Obtain FDA Approval and Inability to Sell Products

         Before approving a drug for commercial sale as a treatment for a disease, the FDA and other regulatory authorities generally require that the safety and efficacy of a drug be demonstrated in humans. This is provided by showing results from adequate and well-controlled clinical trials in which the drug is used to treat patients suffering from the disease. We cannot predict whether our clinical trials will adequately demonstrate the drug's safety and efficacy or whether the FDA or other regulatory authority will agree with the sufficiency of the trial results. If our clinical trials do not demonstrate the safety or efficacy of our products, or if we otherwise fail to obtain regulatory approval for our products, we will not be able to generate revenues from the commercial sale of our products.

Delays in Patient Enrollment May Result in Increased Costs, Program Delays, or Both, to Clinical Trials

         Pivotal clinical trials are very costly and time-consuming. The speed with which we are able to enroll patients in clinical trials is affected by several factors, including the size of the patient population, competing trials, the proximity of patients to clinical sites, and the eligibility criteria for the study. These delays and complications can affect the cost of our clinical trials as well as our ability to complete clinical trials on schedule.

The FDA Can Impose Other Restrictions On Our Operations Which May Increase Costs or Delay or Prohibit Sales

         The FDA and other regulatory authorities will continue to review our products and periodically inspect the facilities used to manufacture those products both before and after the grant of regulatory approvals. If the FDA or other regulatory authorities identify problems with a product, manufacturer of our products or its facility, they may impose restrictions that may include warning letters, suspensions of regulatory approvals, operating restrictions, delays in obtaining new product approvals, withdrawal of the product from the market, product recalls, fines, injunctions and criminal prosecution.

Our Products Must Obtain Regulatory Approval In Other Countries Which May Delay or Prohibit Sales

         We and licensees of our products must obtain regulatory approvals in countries other than the United States before marketing products in those countries. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary widely from country to country. Some countries require approval of the sale price of a drug before it can be marketed. In many countries, the pricing review period begins after product licensing approval is granted. As a result, we or our licensees may obtain regulatory approval for a product in a particular country, but then be subject to price regulation that prevents the sale of the product at satisfactory prices.

                   RISKS RELATING TO OUR INTELLECTUAL PROPERTY

Pending Litigation Relating to the Drug Used in Aroplatin

         In July 2000, the U. S. Patent and Trademark Office ruled against us as to priority of inventorship in a patent interference proceeding between us and Sumitomo Pharmaceuticals Co., Ltd. We have appealed this decision. The patents and patent applications at issue relate to the drug NDDP, which is used in the formula for Aroplatin(TM). Aroplatin(TM) consists of the NDDP molecule in a unique liposomal vehicle. The interference does not affect our proprietary positions on our liposomal formulations of the drug. Both of the parties had claimed sole right to the class of compounds including NDDP. Sumitomo relied on a Japanese patent application for priority. The Patent Office declared the interference to be between a currently pending U. S. patent application owned by Sumitomo and certain issued patents licensed to us from the University of Texas M.D. Anderson Cancer Center. If not overturned, the Patent Office's decision will render our U.S. patent claims involved in the interference to be unenforceable. In addition to our appeal, we are currently negotiating with Sumitomo to settle the dispute. There can be no assurance that we will prevail in court or be able to settle with Sumitomo on acceptable terms, if at all.

We Experience a Substantial Degree of Uncertainty Relating to Patents that, if Determined to be Unenforceable, Could Result in the Loss of the Patent or Claims Against Us

         Our success will depend to a large extent on our ability to:

         o obtain United States and foreign patent protection for drug candidates and processes,

         o  preserve trade secrets, and

         o  operate without infringing the proprietary rights of third parties.

         Legal standards relating to the validity of patents covering pharmaceutical and biotechnological inventions and the scope of claims made under these patents are still developing. As a result, our ability to obtain and enforce patents that protect our products is uncertain and involves complex legal and factual questions.

         We also cannot be completely sure that the inventors of subject matter covered by our patents and patent applications were the first to invent or the first to file patent applications for such inventions. Furthermore, we cannot guarantee that any patents will issue from any pending or future patent applications owned by or licensed to us. Existing or future patents may be challenged, infringed upon, invalidated, found to be unenforceable or circumvented by others. We cannot assure that any of our rights under any issued patents will provide sufficient protection against competitive products or otherwise cover commercially valuable products or processes. We may not have identified all United States and foreign patents that pose a risk of infringement. Please see "--Pending Litigation Relating to the Drug Used in Aroplatin" above.

We May Incur Substantial Costs and Delays As a Result of Proceedings and Litigation Regarding Patents and Other Proprietary Rights

         Proceedings involving our patents or patent applications could result in adverse decisions about:

         o   the patentability of our inventions and products; and/or

         o the enforceability, validity or scope of protection offered by our patents.

         The manufacture, use or sale of our products may infringe on the patent rights of others. If we are unable to avoid infringement of the patent rights of others, we may be required to seek a license, defend an infringement action or challenge the validity of the patents in court. Patent litigation is costly and time consuming. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, if we do not obtain a license, and fail successfully to defend an infringement action or to have infringing patents declared invalid, we may:

         o   incur substantial money damages;

         o   encounter significant delays in bringing products to market; and/or

         o be precluded from participating in the manufacture, use or sale of products or methods of treatment requiring licenses.

Confidentiality Agreements with Employees and Others May Not Adequately Prevent Disclosure of Trade Secrets and Other Unpatented Proprietary Information, which, if Disclosed, Could Materially Adversely Affect Our Operations or Financial Condition

         Because trade secrets and other unpatented proprietary information are critical to our business, we seek protection through confidentiality agreements with employees, consultants, advisors and collaborators. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover trade secrets and proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could have a material adverse effect on our business, results of operations and financial condition.

                       RISKS RELATING TO OUR COMMON STOCK

The Market Price of our Common Stock May Continue to be Highly Volatile.

         Within the last 12 months, our common stock has traded between $2.34 and $5.72. The market price of the shares of common stock for our company has been and may continue to be highly volatile. Announcements may have a significant impact on the market price of our common stock. These announcements may include:

o results of our clinical trials and preclinical studies, or those of our corporate partners or our competitors;

o       our operating results;

o       developments in our relationships with corporate partners;

o       developments affecting our corporate partners;

o negative regulatory action or regulatory approval with respect to our announcement or our competitors' announcement of new products;

o government regulations, reimbursement changes and governmental investigations or audits related to us or to our products;

o developments related to our patents or other proprietary rights or those of our competitors; or

o market conditions for biopharmaceutical or biotechnology stocks in general.

         The stock market has from time to time experienced extreme price and volume fluctuations, which have particularly affected the market prices for emerging and development stage biotechnology and biopharmaceutical companies, and which have often been unrelated to their operating performance. These broad market fluctuations may adversely affect the market price of our common stock.

Delaware Law, Provisions in our Charter Documents and our Rights Plan Could Make the Acquisition of our Company by Another Company More Difficult.

         Provisions of our charter documents may have the effect of delaying or preventing changes in control or management or limit the price that investors may be willing to pay for shares of our common stock. In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law, which could delay a merger, tender offer or proxy contest or make a similar transaction more difficult. In addition, our board of directors has the authority to issue up to 5,000,000 shares of preferred stock without stockholders' approval. The rights of the holders of common stock will be subject to, and may be affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.

         Furthermore, in October 1999, the board of directors enacted a stockholder rights plan, or "poison pill," and has granted severance arrangements in the event of a change of control to key executives.

Our Common Stock Could Be Delisted from Nasdaq.

         Although our common stock meets the current listing requirements of, and presently lists on, the Nasdaq National Market, we must maintain certain minimum financial requirements for continued inclusion on Nasdaq. If we cannot satisfy Nasdaq's maintenance requirements, Nasdaq may delist our common stock. In such event, trading in our common stock would thereafter be conducted in the over-the-counter markets in the so-called "pink sheets" or the NASD's "Electronic Bulletin Board." Consequently, the liquidity of our common stock could be impaired, not only in the number of shares which could be bought and sold, but also through delays in the timing of the transactions, reductions in security analysts' and the news media's coverage of us, and lower prices for our common stock than it might otherwise attain.

Stockholders Face the Risks of Holding "Penny Stocks."

         If Nasdaq delisted our common stock, it could become subject to Rule 15g-9 under the Securities and Exchange Act of 1934, as amended, (the "Exchange Act"), which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to sale. Consequently, the rule may adversely affect the ability of the holders of our common stock to sell their shares in the secondary market.

         Regulations of the Securities and Exchange Commission (the "SEC") define a "penny stock" to be any non-Nasdaq equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. The SEC also requires disclosure about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, the SEC requires monthly statements to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         These penny stock restrictions will not apply to our common stock if Nasdaq continues to list it and has certain price and volume information provided on a current and continuing basis or meets certain minimum net tangible assets or average revenue criteria. We cannot ensure that our common stock will qualify for exemption from these restrictions. Even if our common stock were exempt from such restrictions, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to prohibit any person engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the SEC finds that such a restriction would be in the public interest. If our common stock were subject to the rules on penny stocks, the market liquidity for our common stock could be severely and adversely affected.

CAUTION AS TO FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "continue," "estimate," "believe" or other similar words. Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements, including those listed under "Risk Factors" and elsewhere in this prospectus. The factors set forth under "Risk Factors" and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C., 20549. You can request copies of these documents by contacting the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at www.sec.gov.

         This prospectus is part of a registration statement on Form S-3, including amendments, relating to the common stock offered by this prospectus with the SEC. This prospectus does not contain all of the information set forth in the registration statement, the exhibits and schedules, some portions of which the SEC allows us to omit. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement. For further information about us and the common stock offered by this prospectus we refer you to the registration statement and its exhibits and schedules which may be obtained as described above.

         The SEC allows us to "incorporate by reference" the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus, while information that we file later with the SEC will automatically update and supersede prior information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering:

1. our Annual Report on Form 10-K/A for the fiscal year ended December 31, 1999;

2. our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 2000;

3.       our Current Report on Form 8-K dated May 25, 2000; and

4. the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on April 23, 1992, including any amendments and reports filed for the purpose of updating such description

         You may request copies of these filings, at no cost, by writing or telephoning us at:

                          Aronex Pharmaceuticals, Inc.
                          8707 Technology Forest Place
                         The Woodlands, Texas 77381-1191
                                 (281) 367-1666
                     Attention: Terance Murnane, Controller

                                 USE OF PROCEEDS

         We cannot guarantee that we will receive any proceeds in connection with this offering.

         We intend to use the net proceeds of this offering, if any, to fund research, development and product manufacturing, to provide working capital and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although no acquisitions are planned or being negotiated as of the date of this prospectus, and no portion of the net proceeds has been allocated for any specific acquisition. Pending these uses, the net proceeds will be invested in investment-grade, interest-bearing securities.

         The principal purposes of this offering are to increase our capitalization and our operating and financial flexibility. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this offering; however, in the event that Atragen(TM) is approved by the FDA and we do not engage a corporate partner for marketing and manufacturing purposes, we intend to use a substantial portion of the proceeds from this offering to develop our marketing and manufacturing capabilities in order to develop our Atragen(TM) market. Otherwise, our management will have broad discretion in the application of net proceeds, if any.

         Based upon our current operating plan, we believe that our available cash and existing sources of revenue, together with the proceeds of this offering, if any, and interest earned thereon, will be adequate to satisfy our capital needs until the middle of 2002.

                              PLAN OF DISTRIBUTION

         We may offer the common stock:

o        directly to purchasers;

o        to or through underwriters;

o        through dealers, agents or institutional investors; or

o        through a combination of such methods.

         Regardless of the method used to sell our common stock, we will provide a prospectus supplement that will disclose:

o the identity of any underwriters, dealers, agents or institutional investors who purchase the common stock;

o the material terms of the distribution, including the number of shares sold and the consideration paid;

o the amount of any compensation, discounts or commissions to be received by the underwriters, dealers, agents or institutional investors;

o the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

o the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market price of the common stock.

         We will bear the expenses incident to the registration of the shares, other than selling discounts and commissions. These expenses are estimated to be $60,000.

                                  LEGAL MATTERS

         Andrews & Kurth L.L.P. will issue an opinion about the legality of the shares for us.

                                     EXPERTS

         The financial statements incorporated by reference in this prospectus and elsewhere in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

================================================================================


WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE YOU WRITTEN INFORMATION (OTHER THAN THIS PROSPECTUS) OR TO MAKE ANY REPRESENTATIONS AS TO MATTERS NOT STATED IN THIS PROSPECTUS. YOU MUST NOT RELY ON UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR A SOLICITATION OF YOUR OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER AFTER THE DATE OF THIS PROSPECTUS SHALL CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR OUR AFFAIRS HAVE NOT CHANGED SINCE THE DATE THEREOF.



================================================================================


================================================================================





                                     ARONEX
                              PHARMACEUTICALS, INC.


                                Up to $24,000,000

                               Aggregate Amount of

                                  Common Stock



                                   ----------

                                   PROSPECTUS

                                   ----------




                                November 15, 2000




================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth all expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the Common Stock being registered. All the amounts shown are estimates except for the registration fee.

        SEC registration fee                                        $6,336
        NASD filing fee                                             17,500
        Legal fees and expenses                                     25,000
        Accounting fees and expenses                                 5,000
        Miscellaneous fees and expenses                              6,164
                                                                   -------
             TOTAL                                                 $60,000
                                                                   =======

ITEM 15.   INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 145 of the Delaware General Corporation Law ("DGCL"), inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

         Article VII of the Company's Amended and Restated Certificate of Incorporation, as amended (the "Charter"), limits under certain circumstances the liability of the Company's directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL) or (iv) for any transaction from which the director derived an improper personal benefit.

         Article VIII of the Company's Charter and Article VII of the Company's Restated Bylaws provide for indemnification of the directors, officers and employees of the Company to the fullest extent permitted by law. The Company currently has a liability insurance policy which insures directors and officers of the Company in certain circumstances. The policy also insures the Company against losses as to which its directors and officers are entitled to indemnification.

ITEM 16.   EXHIBITS

         (a)      Exhibits

       *5.1    Opinion of Andrews & Kurth L.L.P.

      *23.1    Consent of Arthur Andersen LLP.

      *23.2    Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

      *24.1 Powers of Attorney (included as part of the signature page of this Registration Statement).

----------------------
* Filed herewith.

ITEM 17.   UNDERTAKINGS

         The undersigned registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

               Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (e) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               (f) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (g) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Woodlands, Texas, on the 15th day of November, 2000.

                                       ARONEX PHARMACEUTICALS, INC.

                                       By: /s/  Geoffrey F. Cox, Ph.D.
                                           -------------------------------------
                                                Geoffrey F. Cox, Ph.D.
                                                Chairman of the Board and
                                                Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Aronex Pharmaceuticals, Inc. (the "Company") hereby constitutes and appoints Geoffrey F. Cox, Ph.D. and Terance A. Murnane, or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                SIGNATURE                                TITLE                     DATE
                ---------                                -----                     ----
/s/      Geoffrey F. Cox, Ph.D.                 Chairman of the Board and      November 15, 2000
------------------------------------------       Chief Executive Officer
         Geoffrey F. Cox, Ph.D.               (Principal Executive Officer)

/s/      Terance A. Murnane                            Controller              November 15, 2000
------------------------------------------      (Principal Financial and
         Terance A. Murnane                        Accounting Officer)

/s/      James R. Butler                               Director               November 15, 2000
------------------------------------------
         James R. Butler

                                                       Director               November 15, 2000
------------------------------------------
         Gabriel Lopez-Berestein, M.D.

/s/      Phyllis I. Gardner, M.D.                      Director               November 15, 2000
------------------------------------------
         Phyllis I. Gardner, M.D.

/s/      Martin P. Sutter                              Director               November 15, 2000
------------------------------------------
         Martin P. Sutter

/s/      Gregory F. Zaic                               Director               November 15, 2000
------------------------------------------
         Gregory F. Zaic

/s/      David J. McLachlan                            Director               November 15, 2000
------------------------------------------
         David J. McLachlan

/s/      Paul W. Hobby                                 Director               November 15, 2000
------------------------------------------
         Paul W. Hobby

                                INDEX TO EXHIBITS

   EXHIBIT NO.    DESCRIPTION
   -----------    -----------
      *5.1        Opinion of Andrews & Kurth L.L.P.

     *23.1        Consent of Arthur Andersen LLP

     *23.2        Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1)

     *24.1 Powers of Attorney (included as part of the signature page of this Registration Statement).

----------------------
* Filed herewith.